UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 20, 2003

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452
(Registrant's telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure

In conjunction with the filing of its Form 10-Q for the first quarter of 2003, the registrant published a press release on May 20, 2003 summarizing its relevant financial information for the period.

Mike Adams resigned his directorship effective May 30, 2003. There were no disagreements that gave rise to this resignation.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibit 99.1	Press Release for Results of Operations and Financial Condition for Quarter Ended March 31, 3003 for the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: July 7, 2003		By: /s/ V. David Lee
V. David Lee, Secretary